Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Mikohn Gaming Corporation
Las Vegas, NV
We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statements on Form S-8 (File Nos. 33-73506, 333-07441, 333-30525, 333-30605 and 333-120327), Form S-3 (File No. 333-110623) and Form S-3 (File No. 333-127977) of Mikohn Gaming Corporation of our report dated March 11, 2005, relating to the consolidated financial statements of VirtGame Corp., incorporated by reference in this Form 8-K dated October 7, 2005.
/s/ PKF
PKF
Certified Public Accountants
San Diego, CA
October 14, 2005